  As filed with the Securities and Exchange Commission on July 20, 1998
                                                REGISTRATION NO. 333-
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ----------------------
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


OLD KENT FINANCIAL CORPORATION      MICHIGAN                38-1986608
OLD KENT CAPITAL TRUST II           DELAWARE                51-6508993
OLD KENT CAPITAL TRUST III          DELAWARE                51-6508994
OLD KENT CAPITAL TRUST IV           DELAWARE                51-6508995
(Exact name of each registrant   (State or other         (I.R.S. Employer
 as specified in its charter)    jurisdiction of         Identification No.)
                                 incorporation or
                                  organization)


                           111 Lyon Street, N.W.
                       Grand Rapids, Michigan  49503
                                (616) 771-5000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ALBERT T. POTAS
                 SENIOR VICE PRESIDENT AND CONTROLLER
                     OLD KENT FINANCIAL CORPORATION
                          111 LYON STREET, N.W.
                     GRAND RAPIDS, MICHIGAN  49503
                             (616) 751-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 Copy to:
                            GORDON R. LEWIS
                      WARNER NORCROSS & JUDD LLP
                        900 OLD KENT BUILDING
                        111 LYON STREET, N.W.
                    GRAND RAPIDS, MICHIGAN  49503
                             (616) 752-2752
       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.
                          ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 ("Securities Act"), other than Securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                     PROPOSED        PROPOSED
 TITLE OF EACH CLASS                 MAXIMUM         MAXIMUM         AMOUNT OF
 OF SECURITIES TO BE AMOUNT TO BE OFFERING PRICE     AGGREGATE     REGISTRATION
    REGISTERED        REGISTERED   PER UNIT<F1>   OFFERING PRICE<F1>  FEE<F2>
Junior Subordinated
Deferrable Interest
Debentures of
Old Kent Financial
Corporation<F3> . .                                                     N/A
Capital Securities
of Old Kent Capital
Trusts II, III,
and IV (severally,
"Capital
Securities")<F3> . .                                                    N/A
Guarantees (the
"Guarantees") of
Capital Securities
of Old Kent
Capital Trusts
II, III, and IV by
Old Kent Financial
Corporation<F4><F5>.                                                    N/A
                      ____________     ________    ____________      _______
TOTAL:                $200,000,000         100%    $200,000,000      $59,000
================================================================================

<F1> Estimated solely for purposes of calculating the registration fee;
exclusive of accrued interest and dividends, if any.
<F2> Calculated pursuant to Rule 457.

<F3> The Junior Subordinated Deferrable Interest Debentures of Old Kent
     Financial Corporation will be purchased by Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust IV with the proceeds of the sale of the Capital Securities.
<F4> No separate consideration will be received for any Guarantee or any other obligations.
<F5> This Registration Statement is deemed to cover the Junior Subordinated
     Deferrable Interest Debentures of Old Kent Financial Corporation, the rights of holders of the Junior Subordinated Deferrable Interest Debentures of Old Kent Financial Corporation under the Indenture, the rights of the holder of the Capital Securities of Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust IV under each Declaration, and the rights of holders of Capital Securities under the Guarantees, which taken together constitute the full, irrevocable and unconditional guarantee by Old Kent Financial Corporation of all of the respective obligations of Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust IV under the Capital Securities.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
=============================================================================

               SUBJECT TO COMPLETION, DATED JULY 20, 1998

PROSPECTUS                    $200,000,000

                     OLD KENT FINANCIAL CORPORATION
                     JUNIOR SUBORDINATED DEBENTURES

                       OLD KENT CAPITAL TRUST II
                       OLD KENT CAPITAL TRUST III
                       OLD KENT CAPITAL TRUST IV

              CAPITAL SECURITIES FULLY AND UNCONDITIONALLY
            GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY

                     OLD KENT FINANCIAL CORPORATION
                        -------------------------

    Old Kent Financial Corporation, a Michigan corporation ("Old Kent" or the "Corporation"), from time to time may offer in one or more series its junior subordinated debentures (the "Junior Subordinated Debentures"). As described in this Prospectus, the Junior Subordinated Debentures will be unsecured and subordinate in right of payment to all Indebtedness (as defined herein) of the Corporation. See "Description of Junior Subordinated Debentures Subordination." If provided in an accompanying Prospectus Supplement, Old Kent will have the right to defer payments of interest on any series of Junior Subordinated Debentures at any time and from time to time for up to the number of consecutive interest payment periods (not to extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period specified in the Prospectus Supplement. Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust IV, each a Delaware trust (each a "Trust" and collectively, the "Trusts"), from time to time may severally offer capital securities (the "Capital Securities") representing preferred beneficial ownership interests in the issuing Trust. Old Kent will be the owner of each Trust's common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in the issuing Trust. Concurrent with its issuance of its Capital Securities, the Trust will invest the proceeds of that offering, together with the contributions it receives from Old Kent in payment for the Trust's Common Securities, in a series of Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of the issuing Trust's Capital Securities. Consequently, purchasers of a series of Capital Securities will hold the Corresponding Junior Subordinated Debentures indirectly through the related Trust, subject to the rights, limitations and risks described in this Prospectus and in the accompanying Prospectus Supplement. Pursuant to each Guarantee (as defined herein), Old Kent will guarantee payment of distributions on the related series of Capital Securities out of moneys held by the issuing Trust and payments on liquidation of the Trust or the redemption of Capital Securities to the extent the issuing Trust has funds available to make those distributions and payments.


    SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THE PROSPECTUS
SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.


    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
        NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                   OR ANY OTHER GOVERNMENTAL AGENCY.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
  COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
        UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS.  ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE
                        -------------------------




        The date of this Prospectus is __________________, 1998.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    OLD KENT FINANCIAL CORPORATION

    The Corporation is a Michigan business corporation registered as a bank holding company with headquarters in Grand Rapids, Michigan. The Corporation conducts the business of commercial banking through Old Kent Bank, its wholly owned principal banking subsidiary with banking offices in Michigan and Illinois, and Old Kent Bank, National Association, also a wholly owned subsidiary. The Corporation also wholly owns, directly or indirectly, various operating nonbank subsidiaries offering various financial and fiduciary products and services through offices located in Michigan, Illinois and other states. The Corporation's common stock is traded on The NASDAQ Stock Market under the symbol OKEN.

    The Corporation and its subsidiaries are extensively regulated under both federal and state laws and regulations. Activities in which the Corporation and its subsidiaries, including Old Kent Bank, are presently engaged, or which they may undertake in the future, are subject to certain statutory and regulatory restrictions described in the reports filed by the Corporation with the Securities and Exchange Commission (the "Commission") and incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference."

    The Corporation's principal executive office is located at One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, Michigan
49503.  Its telephone number is (616) 771-5000.


                              THE TRUSTS

    Each Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to (i) a declaration of trust executed by the Corporation, as the sponsor of the Trust, and the Delaware Trustee (as defined herein) of the Trust and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Corporation will acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total assets of the related Trust. Each Trust will use all the proceeds derived from the issuance of its Trust Securities to purchase the Corresponding Junior Subordinated Debentures and, accordingly, the assets of each Trust will consist solely of the Corresponding Junior Subordinated Debentures. Each Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust,

(ii) investing the gross proceeds from the sale of the Trust Securities in the Corresponding Junior Subordinated Debentures and
(iii) engaging in only those other activities necessary or incidental thereto. No Declaration will limit the aggregate liquidation amount of Trust Securities that may be issued thereunder, PROVIDED that before issuing any additional Trust Securities, the Trustees will have received an opinion of counsel to the effect that the issuance of the additional Trust Securities will not affect the Trust's status as a grantor trust for United States federal income tax purposes.

    Under each Declaration, there will be initially five trustees
(the "Trustees") for each Trust. Three of the Trustees (the "Regular Trustees") for each Trust will be individuals who are employees or officers of or who are otherwise affiliated with the Corporation or its subsidiaries. The fourth trustee for each Trust will be a financial institution that is unaffiliated with the Corporation (the "Property Trustee"). The fifth trustee for each Trust will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially for each Trust, Bankers Trust Company will act as Property Trustee and its affiliate Bankers Trust (Delaware) will act as Delaware Trustee until, in each case, removed or replaced by the holder of the related Common Securities. Bankers
Trust Company also will act as trustee under each Guarantee (the "Guarantee Trustee") and as trustee under the Indenture (the
"Indenture Trustee").

    The Property Trustee will hold title to each series of Corresponding Junior Subordinated Debentures for the benefit of the related Trust and the holders of the related Trust Securities. The Property Trustee also will have the power to exercise all rights, powers and privileges with respect to the Corresponding Junior Subordinated Debentures under the Indenture as the holder of the Corresponding Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of each series of Corresponding Junior Subordinated Debentures for the benefit of the holders of the related Trust Securities. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Capital Securities. The Corporation, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees of each Trust and to increase or decrease the number of Trustees, PROVIDED that there will always be a Delaware Trustee, a Property Trustee and a Regular Trustee.

    Under the Indenture, the Corporation, as borrower, has agreed to pay all fees and expenses related to the organization and operations of each Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon each Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of each Trust (other than with respect to the Capital Securities and Common Securities). See "Description of Capital Securities Expenses and Taxes."

    For so long as the Capital Securities of a Trust remain outstanding, the Corporation will covenant (i) to maintain directly or indirectly 100% ownership of that Trust's Common Securities, (ii) to use its reasonable efforts to ensure that the Trust (a) remains a statutory business trust and does not voluntarily dissolve, wind-up, liquidate or terminate, except as permitted by the related Declaration, and (b) will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iii) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    The rights of the holders of the Capital Securities of a Trust, including economic rights, rights to information and voting rights, are set forth in the related Declaration and the Trust Indenture Act. See "Description of Capital Securities." Each Declaration and
Guarantee also incorporate by reference the terms of the Trust
Indenture Act.

    The location of the principal executive office of each Trust is c/o Old Kent Financial Corporation, One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, MI 49503, Attention: Secretary, telephone number (616) 771-5272.

    It is anticipated that each Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                         REGULATORY TREATMENT

    The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The
Corporation expects that the Capital Securities will be treated as Tier 1 capital of the Corporation for those purposes.

            DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures will be issuable in one or more series under an Indenture, as supplemented or amended from time to time (as supplemented or amended, the "Indenture"), between the Corporation and Bankers Trust Company as Indenture Trustee. This summary of certain provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Wherever defined terms of the Indenture are referred to in this Prospectus or any Prospectus Supplement, those defined terms are incorporated herein and therein by reference.

GENERAL

    Concurrently with the issuance of its Capital Securities, the issuing Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Trust's Common
Securities, in the Corresponding Junior Subordinated Debentures issued by the Corporation.

    Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate liquidation amount of the related Capital Securities plus the Corporation's concurrent investment in the related Common Securities. It is anticipated that, until the liquidation, if any, of the related Trust, the Corresponding Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

    Each series of Junior Subordinated Debentures will be unsecured, will rank PARI-PASSU with all other series of Junior Subordinated Debentures and will rank junior and be subordinate in right of payment to all Indebtedness of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation has entered into or may enter into in the future or otherwise. See " Subordination."

    The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

    The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

    The applicable Prospectus Supplement will describe the following terms of the series of Junior Subordinated Debentures of a particular
Trust: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures will bear interest, the dates on which any such interest will be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing will be determined; (5) the place or places where, subject to the terms of the Indenture as described below under " Payment and Paying Agents," the principal of, premium, if any, and interest, if any, on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under " Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures will be issuable if other than denominations of $1,000.00 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the Junior Subordinated Debentures will be payable, or in which the Junior Subordinated Debentures will be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that will be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to the Junior Subordinated Debentures that will be necessary to permit or facilitate their issuance in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which those amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary global security representing all of the Junior Subordinated Debentures and the exchange of the temporary global security for definitive Junior Subordinated Debentures; (15) subject to the terms described herein under " Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of that series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities, which depositary will be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange that series of Junior Subordinated Debentures into Junior Subordinated Debentures of another series, into Capital Securities or into other securities; (18) the form of Declaration and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which the Junior Subordinated Debentures of that series will be senior or subordinated to other series of the Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether the other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of that series of Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

    Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable to that series will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, each series of Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate.

    Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for that purpose with respect to that series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Indenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to a series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts, PROVIDED that the Corporation maintains a transfer agent in each Place of Payment for that series of Junior Subordinated Debentures. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

    In the event of any redemption of a series of Junior Subordinated Debentures, neither the Corporation nor the Indenture Trustee will be required to (i) issue, register the transfer of or exchange the Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or
(ii) transfer or exchange any of the Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures of any series may be issued in whole or in part in the form of one or more global Junior Subordinated Debentures (each, a "Global Junior Subordinated Debenture") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to that series. Except as provided otherwise in the applicable Prospectus Supplement, the Depositary Trust Corporation ("DTC"), or any successor, will act as Depositary. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures that it represents a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for that Global Junior Subordinated Debenture to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

    The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the applicable Prospectus Supplement. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of the Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for the Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by the Global Junior Subordinated Debenture to the accounts of persons that have accounts with the Depositary ("Participants"). The accounts will be designated by the dealers, underwriters or agents with respect to the Junior Subordinated Debentures or by the Corporation if the Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

    So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of the Global Junior Subordinated Debenture, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by the Global Junior Subordinated Debenture for all purposes under the Indenture governing the Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by the Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any Junior Subordinated Debentures of that series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of, premium, if any, and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing the Junior Subordinated Debentures. Neither the Corporation, the Indenture Trustee, any paying agent, nor the securities registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of that series of Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amount proportionate to their respective beneficial interest in the principal amount of that Global Junior Subordinated Debenture as shown on the records of the Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in the Global Junior Subordinated Debenture held through Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days or there has occurred and is continuing an Indenture Event of Default (as defined herein) with respect to that series of Junior Subordinated Debentures, the Corporation will issue individual Junior Subordinated Debentures of that series in exchange for the Global Junior Subordinated Debenture representing that series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have Junior Subordinated Debentures of any series represented by one or more Global Junior Subordinated Debentures and, in that event, will issue certificated Junior Subordinated Debentures of that series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of that series may, on terms acceptable to the Corporation, the Indenture Trustee and the Depositary for the Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of that series in exchange for the beneficial interests, subject to any limitations described in the applicable Prospectus Supplement. In this instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by the Global Junior Subordinated Debenture equal in principal amount to the beneficial interest and to have the Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of the series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $1,000.00 and integral multiples thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    If specified in the applicable Prospectus Supplement, the Corporation will have the right under the Indenture to defer the payment of interest on any series of Junior Subordinated Debentures at any time or from time to time for any number of consecutive interest payment periods that may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to any terms, conditions and covenants specified in that Prospectus Supplement, PROVIDED that no Indenture Event of Default has occurred and is continuing, and, PROVIDED FURTHER, that no Extension Period may extend beyond the Stated Maturity of that series of Junior Subordinated Debentures. At the end of the Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue. Certain United States federal income tax consequences and special considerations applicable to a series of Junior Subordinated Debentures whose interest is deferrable as provided above will be described in the applicable Prospectus Supplement.

REDEMPTION

    Unless otherwise indicated in the applicable Prospectus
Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to the receipt of any necessary prior approval of the Federal Reserve, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify the date or describe the conditions.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined herein) in respect of a Trust has occurred and is continuing, the Corporation may, at its option and subject to receipt of any necessary prior approval of the Federal Reserve, redeem the Corresponding Junior Subordinated Debentures at any time within 120 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the Indenture and whether or not the Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures (the "Redemption Price") will be set forth in the applicable Prospectus Supplement. For so long as the Trust is the holder of all the outstanding Corresponding Junior Subordinated
                                      -13-

Debentures of that series, the proceeds of the redemption will be used by the Trust to redeem the related Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of that series for all interest periods terminating on or prior to the date of redemption (the "Redemption Date").

    If a series of Corresponding Junior Subordinated Debentures are redeemed, the related Trust must redeem its Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the series of Corresponding Junior Subordinated Debentures so redeemed. See "Description of Capital Securities Redemption or Exchange."

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

CERTAIN COVENANTS OF THE CORPORATION

    Under the Indenture, if and so long as the related Trust is the holder of all of the Corresponding Junior Subordinated Debentures, the Corporation, as borrower, will pay to the Trust all fees and expenses related to the Trust and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust, including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority over the Trust but excluding obligations under the Trust's Trust Securities.

    The Corporation covenants, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures of that series or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures of that series (other than, in each such case, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)) if at such time (x) there has occurred any event of which the Corporation has actual knowledge that (1) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to the Junior Subordinated Debentures of that series and (2) in respect of which the Corporation has not taken reasonable steps to cure, (y) the Corporation is in default with respect to its payment of any obligations under the related Guarantee or (z) the Corporation has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded the notice, or the Extension Period, or any extension thereof, is continuing.

SUBORDINATION

    Each series of Junior Subordinated Debentures will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the Indebtedness before the holders of any series of Corresponding Junior Subordinated Debentures or the Property Trustee on behalf of the holders of the related Capital Securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest, if any, on the Corresponding Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness will not be entitled to receive payment of any such amounts to the extent the holders would be required by the subordination provisions of the Indebtedness to pay the amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

    In the event of the acceleration of the maturity of any series of Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures of that series will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness will not be entitled to receive payment of any such amounts to the extent that the holders would be required by the subordination provisions of the Indebtedness to pay the amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

    No payments on account of principal, premium, if any, or interest, if any, in respect of any series of Junior Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

    "Indebtedness" means, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent: (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including the Corporation's 6-5/8% Subordinated Notes due November 15, 2005; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) every obligation of the Corporation for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through
(vi) of another person and all dividends of another person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; PROVIDED that "Indebtedness" does not include (a) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (b) any indebtedness of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (c) any indebtedness of the Corporation to any of its subsidiaries, or (d) any indebtedness of the Corporation to any employee of the Corporation.

    The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Corporation or any indebtedness or other liabilities that may be incurred by the Corporation's subsidiaries.

INDENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to any series of Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to that series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on the series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal on the series of Junior
Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

    (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Corporation from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of the series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of

Default, and, should the Indenture Trustee or the holders of the series of Junior Subordinated Debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the related Capital Securities will have the right. The holders of a majority in aggregate outstanding principal amount of the series of Junior Subordinated Debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of the series of Junior Subordinated Debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related Capital Securities will have the right.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture; PROVIDED, HOWEVER, that the waiver or modification to the waiver will not be effective until the holders of a majority in liquidation preference of the related Capital Securities have consented to the waiver or modification to the waiver; PROVIDED, FURTHER, that if the consent of the holder of each of the outstanding Junior Subordinated Debentures is required, the waiver will not be effective until each holder of the related Capital Securities has consented to the waiver. The Corporation is required to file annually with the Indenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If an Indenture Event of Default has occurred and is continuing and the event is attributable to the failure of the Corporation to pay interest or principal on a series of Corresponding Junior Subordinated

Debentures on the date the interest or principal is otherwise payable, a holder of related Capital Securities may institute legal proceedings directly against the Corporation (a "Direct Action") for payment. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the related Capital Securities. Notwithstanding any payment made to the holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation will remain obligated to pay the principal of or interest on the Corresponding Junior Subordinated Debentures held by the Trust or the Property Trustee and the Corporation will be subrogated to the rights of the holder of the Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to the holder in any Direct Action.

    The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Corresponding Junior Subordinated Debentures except to the extent described under "Description of Capital Securities Trust Enforcement Events.".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    Under the Indenture, the Corporation agrees not to consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Corporation consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and the successor Person (if other than the Corporation) expressly assumes the Corporation's obligations under the Junior Subordinated Debentures,
(ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, has happened and is continuing, (iii) if at the time any Capital Securities are outstanding, the transaction is permitted under the related Declaration and related Guarantee and does not give rise to any breach or violation of the related Declaration or related Guarantee, (iv) any such lease provides that it will remain in effect so long as any Junior Subordinated Debentures are outstanding, and (v) certain other conditions prescribed in the Indenture are met.

MODIFICATION OF INDENTURE

    From time to time the Corporation and the Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the

Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of Junior Subordinated Debentures; PROVIDED that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except as otherwise specified in the applicable Prospectus Supplement) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture; PROVIDED FURTHER that, in the case of Corresponding Junior Subordinated Debentures, so long as any related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of the related Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture will be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding related Capital Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are met.

    In addition, the Corporation and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated
Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that the Corporation, at the Corporation's option, (i) will be discharged from any and all obligations in respect of any series of Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture (including that described in the third paragraph under " Certain Covenants of the Corporation" above), in each case if the Corporation deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, premium, if any, and interest on such series of Junior Subordinated Debentures on the dates the payments are due in accordance with the terms of such series of Junior Subordinated Debentures. To exercise this option, the Corporation is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the affected series of Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes.

CONVERSION OR EXCHANGE

    If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series, into Capital Securities or into other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the amount or number of Junior Subordinated Debentures, Capital Securities or other securities, as the case may be, to be received by the holders of Junior Subordinated Debentures of that series would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

DISTRIBUTIONS OF JUNIOR SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

    Under certain circumstances involving the termination of a Trust, the Corresponding Junior Subordinated Debentures may be distributed to the holders of the Trust's Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Corresponding Junior Subordinated Debentures initially will be issued in the form of global securities and certificated securities. It is anticipated that the depositary arrangements for the global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

    There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, the principal of and interest on each series of Junior Subordinated Debentures will be payable at the office or agency of the paying agent in the United States maintained for that purpose and at any other office or agency maintained by the Corporation for that purpose in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as the address appears in the security register for the Junior Subordinated Debentures or (ii) by wire transfer in immediately available funds at the place and to the account designated by the Person entitled thereto as specified in the security register, PROVIDED that proper transfer instructions have been received by the applicable record date.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation's principal subsidiary bank, Old Kent Bank, initially will act as paying agent with respect to each series of Junior Subordinated Debentures. The Corporation at any time may designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Corporation will be required to maintain a paying agent at the Place of Payment, and except that if Corresponding Junior Subordinated Debentures are distributed to the holders of the related Capital Securities in liquidation of those holders' interests in the related Trust, the Indenture Trustee will act as the paying agent.

    Any moneys deposited with the Indenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of, premium, if any, or interest on any series of Junior Subordinated Debentures and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable will, at the request of the Corporation, be repaid to the Corporation and the holder of those Junior Subordinated Debentures will thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee will have all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior

Subordinated Debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    Bankers Trust Company, the Indenture Trustee, also serves as trustee under other indentures pursuant to which certain junior subordinated debentures of the Corporation are outstanding. In addition, the Corporation and its affiliates maintain accounts with and/or conduct other banking transactions with Bankers Trust Company.


                  DESCRIPTION OF CAPITAL SECURITIES

    The Capital Securities will represent undivided beneficial ownership interests in the assets of a particular Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration of that Trust. This summary of certain provisions of the Capital Securities and each Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, each Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever defined terms of a Declaration are referred to in this Prospectus or in a Prospectus Supplement, the defined terms are incorporated herein or therein by reference. The form of Declaration of each Trust has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Trusts is a legally separate entity and the assets of one Trust are not available to satisfy the obligations of any of the other Trusts.

GENERAL

    The Capital Securities of a Trust will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities of that Trust except as described under " Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of a Trust's Capital Securities (the "Guarantee" for those Capital Securities) will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the related Trust does not have sufficient funds available to make the payments. See "Description of Guarantees." The Corporation's obligations under each Guarantee, taken together with its obligations under the Corresponding Junior Subordinated Debentures, the related Declaration and the Indenture, including its obligation to pay all costs, expenses and liabilities of each Trust (other than with respect to the Trust's Capital Securities), constitute a full and unconditional guarantee of all of each Trust's obligations under its Capital Securities.

    Holders of the Capital Securities will have no preemptive or similar rights.

DISTRIBUTIONS

    Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable Prospectus Supplement. Each Trust's Capital Securities represent preferred beneficial interests in that Trust, and Distributions on each Capital Security will be payable at the rate specified in the Prospectus Supplement relating to those Capital Securities. Unless otherwise specified in the applicable Prospectus Supplement, the amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of any Distribution payable for any full Distribution period will be computed by dividing the per annum rate by the number of Distribution periods that together constitute a full twelve months. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement.

    Distributions on a Trust's Capital Securities will be paid on the dates payable to the extent that the Trust has funds available for the payment of the Distributions. The revenue of a Trust available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures." If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the related Capital Securities.

    If provided in the applicable Prospectus Supplement, the Corporation will have the right under the Indenture, so long as no Indenture Event of Default has occurred or is continuing, to defer the payment of interest on any series of Corresponding Junior Subordinated Debentures at any time or from time to time for the Extension Period described in the applicable Prospectus Supplement, PROVIDED that no Extension Period may extend beyond the Stated Maturity of the

Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures Option to Extend Interest Payment Period." The Indenture permits multiple Extension Periods of varying lengths throughout the term of the Corresponding Junior Subordinated Debentures. As a consequence of any extension, Distributions on the related Capital Securities will be deferred by the Trust during the Extension Period. During any Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any Extension Period, the Corporation may further extend the Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of Junior Subordinated Debentures Option to Extend Interest Payment Period."

    If the date on which Distributions are payable on the Capital Securities of any Trust is not a Business Day, then payment of the Distributions payable on that date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day with the same force and effect as if made on the date the payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or the City of Grand Rapids, Michigan are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

    Distributions on the Capital Securities of a Trust (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of that Trust on the relevant record dates, which, unless otherwise specified on the applicable Prospectus Supplement, will be the fifteenth day preceding the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name the Capital Securities are registered on the relevant record date, and the defaulted Distribution instead will be payable to the person in whose name the Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration of the Trust that issued the Capital Securities.

REDEMPTION OR EXCHANGE

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any series of Corresponding Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from the repayment or redemption will be applied by the Property Trustee to redeem the related Trust Securities, upon not less than 30 nor more than 60 days' prior notice, having an aggregate liquidation amount equal to the aggregate principal amount of the series of Corresponding Junior Subordinated Debentures so redeemed. See "Description of Junior Subordinated Debentures Redemption." If less than all of the Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from the repayment or redemption will be allocated PRO RATA to the redemption of the related Trust Securities. Upon an Indenture Event of Default, the Capital Securities will have priority over the Common Securities with respect to the repayment or redemption. See "Subordination of Common Securities."

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will have the right, subject to receipt of any necessary prior approval of the Federal Reserve, to redeem any series of Junior Subordinated Debentures (i) on or after any date that may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) in whole (but not in part) following the occurrence of a Special Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

    DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. Subject to the receipt of any necessary prior approval of the Federal Reserve, the Corporation has the right at any time to terminate a Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debentures relating to the Trust to be issued to the holders of the related Trust Securities in liquidation of the Trust.

    SPECIAL EVENT REDEMPTION. If a Special Event in respect of a Trust has occurred and is continuing, the Corporation will have the option, subject to the receipt of any necessary prior approval of the Federal Reserve, to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the related Trust Securities in liquidation of the Trust. In addition, if provided in the applicable Prospectus Supplement, the Corporation will have the option, subject to receipt of any necessary prior approval of the Federal Reserve, to redeem within 120 days following the occurrence of the Special Event the Corresponding Junior Subordinated Debentures held by the Trust on the date of redemption in whole (but not in part) and thereby cause a mandatory redemption of the related Trust Securities in whole (but not in part) at a redemption price with respect to the related Trust Securities equal to the Redemption Price of the Corresponding Junior Subordinated Debentures. Under current United States federal income tax law and interpretations thereof and assuming, as expected, each Trust is treated as a grantor trust, a distribution of any series of Corresponding Junior Subordinated Debentures should not be a taxable event to holders of the related Capital Securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution could be a taxable event to holders of the related Capital Securities. Certain United States federal income tax consequences regarding distribution of Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

    If the Corporation does not elect either option described above, the related Capital Securities will remain outstanding until the repayment of the Corresponding Junior Subordinated Debentures, whether at maturity or redemption, and if a Tax Event in respect of a Trust has occurred and is continuing, the Corporation will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of the Tax Event.

    A "Special Event" means, with respect to a Trust, a Tax Event, a Regulatory Capital Event or an Investment Company Event. A "Tax Event" in respect of a Trust means the receipt by the Corporation of an opinion of counsel, rendered by tax counsel experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or action or decision is announced or which action is taken on or after the date of original issuance of the Trust's Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Corresponding Junior Subordinated Debentures held by the Trust,
(ii) interest payable by the Corporation on such Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" in respect of a Trust means the receipt by the Corporation of an opinion of counsel, rendered by bank regulatory counsel experienced in such matters, to the effect that, as a result of (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (ii) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or action or decision is announced on or after the date of original issuance of the Trust's Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute Tier 1 capital (or its then equivalent); PROVIDED, HOWEVER, that the distribution of the Corresponding Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation will not in and of itself constitute a Regulatory Capital Event unless the liquidation occurs in connection with a Tax Event or an Investment Company Event in respect of the Trust.
                                      -28-

    "Investment Company Event" in respect of a Trust means the receipt by the Corporation of an opinion of counsel, rendered by securities counsel experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Trust's Capital Securities.

    There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

    A Trust's Capital Securities redeemed on each Redemption Date will be redeemed at the Redemption Price received by the Trust in respect of the Corresponding Junior Subordinated Debentures with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the Trust that issued the Capital Securities has sufficient funds available for the payment of the Redemption Price. See
" Subordination of Common Securities.".

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at the holder's registered address. If a Trust gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "Book-Entry Issuance." If the Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for those Capital Securities funds sufficient to pay the Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities so called for redemption will cease, except the right of the holders of the Capital Securities to receive the Redemption Price, but without interest on the Redemption Price, and the Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on that date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if the Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. If payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust that issued the Capital Securities or by the Corporation pursuant to the Guarantee relating to the Capital Securities as described under "Description of Guarantee," Distributions on the Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption will be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates.

    Subject to applicable law (including United States federal securities law) and to the provisions of the Declaration of the applicable Trust, the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    No Trust may redeem fewer than all of its outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all such Capital Securities for all Distribution periods terminating on or prior to the Redemption Date. If less than all of the Capital Securities issued by a Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities to be redeemed will be allocated PRO RATA among the Capital Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance." If not, the Capital Securities to be redeemed will be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the

Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee will deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000.00 or an integral multiple of $1,000.00 in excess thereof) of the liquidation amount of such Capital Securities of a denomination larger than $1,000.00. The Property Trustee will promptly notify the registrar of the applicable Trust in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed.
For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities will relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Trust's Capital Securities and Common Securities, as applicable, will be made PRO RATA based on the liquidation amount of the Capital Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date an Indenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Trust's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of the Redemption Price on all of the Trust's outstanding Capital Securities then called for redemption, has been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust's Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    Pursuant to each Declaration, each Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation or the holder of the Trust's Common Securities;
(ii) the distribution of the Corresponding Junior Subordinated Debentures to the holders of the related Trust Securities (if the Corporation, as sponsor of the Trust, has given written direction to the Property Trustee to terminate the Trust); (iii) the repayment of all of the related Capital Securities in connection with the maturity or redemption of all of the Corresponding Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Corporation or the Trust.

    If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities issued by the Trust their PRO RATA interest in the Corresponding Junior Subordinated Debentures, unless the distribution is determined by the Property Trustee not to be practicable, in which event the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of the Trust's Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Capital Securities and Common Securities will be paid on a PRO RATA basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of its Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See " Subordination of Common Securities," above.

    After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures to holders of related Capital Securities, (i) the related Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of the related Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon the distribution and (iii) any certificates representing the related Capital Securities held in certificated form will be deemed to represent Corresponding Junior Subordinated Debentures having an aggregate principal amount equal to the liquidation amount of the related Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the related Capital Securities until the certificates are presented for cancellation, upon which the Corporation will issue to each holder, and the Indenture Trustee will authenticate, certificates representing the Corresponding Junior Subordinated Debentures.

CERTAIN COVENANTS OF THE CORPORATION

    Under each Declaration, the Corporation will covenant, as to the applicable series of Capital Securities, (i) to maintain directly or indirectly 100% ownership of the related Common Securities, except that any permitted successor of the Corporation under the related Declaration may succeed to the Corporation's ownership of the related Common Securities, (ii) to use its reasonable efforts to ensure that the related Trust (a) remains a statutory business trust and does not voluntarily dissolve, wind-up, liquidate or terminate, except in connection with the distribution of the Corresponding Junior Subordinated Debentures to the holders of related Trust Securities in liquidation of the Trust, the redemption of all of the related Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Declaration, and
(b) will not be an investment company for purposes of the Investment Company Act, and (iii) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

TRUST ENFORCEMENT EVENTS

    An Indenture Event of Default constitutes a Trust Enforcement Event under each Declaration with respect to the Trust Securities issued thereunder; PROVIDED, HOWEVER, that pursuant to the Declaration, the holder of the Trust's Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Trust's Capital Securities have been cured, waived or otherwise eliminated. Until the Trust Enforcement Event with respect to the Trust's Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust's Capital Securities and only the holders of those Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

    Upon the occurrence of a Trust Enforcement Event in respect of a Trust, the Indenture Trustee or the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures on behalf of the Trust will have the right under the Indenture to declare the principal of and interest on the Corresponding Junior Subordinated Debentures to be immediately due and payable. The Corporation and each Trust are required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declarations relating to each Trust.

    If the Property Trustee fails to enforce its rights with respect to a series of Corresponding Junior Subordinated Debentures held on behalf of a Trust after a holder of record of related Capital Securities has made a written request, the record holder of the related Capital Securities may institute a Direct Action against the Corporation to enforce the Property Trustee's rights under the Corresponding Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and is attributable to the failure of the Corporation to pay interest, principal or other required payments on the Corresponding Junior Subordinated Debentures issued to the Trust on the date that the interest, principal or other payment is otherwise payable, then a record holder of related Capital Securities may, on or after the respective due dates specified in the Corresponding Junior Subordinated Debentures, institute a Direct Action against the Corporation under the Indenture for enforcement of payment on Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the related Capital Securities held by the holder. In connection with the Direct Action, the Corporation will be subrogated to the rights of the record holder of related Capital Securities to the extent of any payment made by the Corporation to that record holder.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION

    Except as provided below and under "Description of Guarantees Amendments and Assignment" and as otherwise required by law and the applicable Declaration, the holders of Capital Securities will have no voting rights.

    So long as any series Corresponding Junior Subordinated
Debentures are held by the Property Trustee, the other Trustees will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to that series of Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all of such Corresponding Junior Subordinated Debentures will be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or that series Corresponding Junior Subordinated Debentures, if consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding related Capital Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent or act of more than a majority of such holders, no such consent will be given by the Property Trustee without the prior consent of the holders of the required percentage of the aggregate liquidation amount of all outstanding related Capital Securities. The

Trustees will not revoke any action previously authorized or approved by a vote of the holders of those Capital Securities except pursuant to a subsequent vote of the holders of the related Capital Securities. The Property Trustee will notify each holder of record of the related Capital Securities of any notice of default which it receives with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of related Capital Securities, prior to taking any of the foregoing actions, the Trustees will receive an opinion of counsel experienced in such matters to the effect that the modification will not cause more than an insubstantial risk that the related Trust will be deemed to be an investment company under the Investment Company Act, or that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of the action.

    Each Declaration may be amended from time to time by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities issued under that Declaration, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that is not inconsistent with the other provisions of the Declaration or (ii) to modify, eliminate or add to any provisions of the Declaration to the extent necessary to ensure that the Trust will be classified as a grantor trust and will not be taxable as corporations for United States federal income tax purposes at all times that any of the Trust's Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which if the change does not have a material adverse effect on the rights, preferences or privileges of the holders of those Capital Securities, PROVIDED that in each such case the action does not adversely affect in any material respect the interests of any holder of the Trust's Trust Securities. Any amendments of the Declaration will become effective when notice thereof is given to the holders of the related Trust Securities.

    Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for that purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the applicable Declaration.

    No vote or consent of the holders of Capital Securities will be required for a Trust to redeem and cancel its Capital Securities in accordance with the applicable Declaration.

    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Trustees or any affiliate of the Corporation or any Trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

    In the Indenture, the Corporation, as borrower, agrees to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of each Trust (including costs and expenses relating to the organization of each Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of each Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which a Trust might become subject. The foregoing obligations of the Corporation under the Indenture will be for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not the Creditor has received notice thereof. Any Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any Creditor take any action against a Trust or any other person before proceeding against the Corporation. The Corporation also agrees in the Indenture to execute any additional agreements that may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable Prospectus
Supplement, the Property Trustee will act as the initial registrar and transfer agent for the Capital Securities.

    Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Trust, but a Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No Trust will be required (i) to register or cause to be registered the transfer or exchange of its Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of any notice of redemption and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any of its Capital Securities so selected for redemption, except in the case of any of its Capital Securities being redeemed in part, any portion thereof not to be redeemed.

PAYMENT AND PAYING AGENCY

    Payments in respect of Capital Securities held in global form will be made to DTC as Depository, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in certificated form, the payments will be made by check mailed to the address of the holder entitled thereto that appears on the register maintained by the registrar. The paying agent will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Corporation. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the Property Trustee and the Corporation. If the Property Trustee discontinues to act as paying agent, the Regular Trustees will appoint a successor (which will be a bank or trust company acceptable to the Regular Trustees and the Corporation) to act as paying agent.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only those duties that are specifically set forth in each Declaration and, after a Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct its own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, required to construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the applicable Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but will be under no duty to, take any action that is directed by the Corporation and, if not so directed, will take any action that it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    For information concerning the relationships between Bankers
Trust Company, the Property Trustee, and the Corporation, see
"Description of Junior Subordinated Debentures Information concerning the Indenture Trustee."

GLOBAL CAPITAL SECURITIES

    The Capital Securities of a series may be issued in whole or in part in the form of one or more Global Capital Securities (as defined herein) that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to that series. Unless otherwise indicated in the applicable Prospectus Supplement for the series, the Depositary will be DTC. Global Capital Securities may be issued only in fully registered form in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the Depositary for the Global Capital Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of a successor Depositary or any nominee of the successor.

    The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to that series. The Corporation anticipates that the following provisions will apply generally to depositary arrangements.

    Upon the issuance of Global Capital Security, and the deposit of the Global Capital Security with or on behalf of the Depositary, the Depositary for the Global Capital Security or its nominee will credit on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Capital Securities represented by the Global Capital Security to the accounts of Participants. See "Book-Entry Issuance Depository Procedures."
These accounts will be designated by the dealers, underwriters or agents with respect to the Capital Securities or by the Corporation if the Capital Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that hold interests through Participants. Ownership of beneficial interests in the Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Capital Security.

    So long as the Depositary for a Global Capital Security, or its nominee, is the registered owner of the Global Capital Security, the

Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration governing the Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of the Capital Securities of that series in definitive form and will not be considered the owners or holders thereof under the related Declaration.

    Payments of principal of, premium, if any, and interest on individual Capital Securities represented by a Global Capital Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing the Capital Securities. Neither the Corporation, the Property Trustee, any paying agent, nor the securities registrar for the Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing the Capital Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    The Corporation expects that the Depository for a series of Capital Securities or its nominee, upon receipt of any payment of liquidation amount, Redemption Price, premium or Distributions in respect of a permanent Global Capital Security representing any of those Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the Global Capital Security for the Capital Securities as shown on the records of the Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in the Global Capital Security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Trust within 90 days, the Trust will issue individual Capital Securities of that series in exchange for the Global Capital Security representing the series of Capital Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Capital Securities of any series represented by a Global Capital Security and, in that event, will issue individual Capital Securities of that series in exchange for the Global Capital Security representing that series of Capital Securities. Further, if the Trust so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of that series may, on terms acceptable to the Trust, the Property Trustee and the Depositary for the Global Capital Security, receive individual Capital Securities of that series in exchange for that beneficial interest, subject to any limitations described in the applicable Prospectus Supplement. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series represented by the Global Capital Security equal in principal amount to the beneficial interest and to have the Capital Securities registered in the owner's name. Individual Capital Securities of the series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000.00 and integral multiples thereof.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    A Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined in the related Declaration), except as described below. A Trust may, at the request of the Corporation, with the consent of the majority of the Regular Trustees and without the consent of the holders of the Trust's Capital Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, PROVIDED that (i) the successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Trust's Capital Securities or (b) substitutes for the Trust's Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust's Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Corporation expressly appoints a trustee of the successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures,
(iii) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust's Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust's Capital Securities (including any Successor Securities) in any material respect, (v) the successor entity has a purpose identical to that of the Trust, (vi) prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust that is experienced in such matters to the effect that (a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust's Capital Securities (including any Successor Securities) in any material respect and (b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (vii) the Corporation or any permitted successor or assignee owns all of the Common Securities of the successor entity and guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Guarantee relating to the Trust and (viii) the successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust's Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust's Capital Securities not to be treated as owning an undivided interest in the Corresponding Junior Subordinated Debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which either Trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of either Trustee, will be the successor of the Trustee under the applicable Declaration, PROVIDED that the corporation is otherwise qualified and eligible.

MISCELLANEOUS

    The Regular Trustees of each Trust are authorized to conduct the affairs of and to operate that Trust so that the Trust will not be deemed to be an "investment company" under the Investment Company Act or classified other than as a grantor trust for United States federal income tax purposes. In addition, the Regular Trustees of each Trust are authorized to cooperate with the Corporation to ensure that the Junior Subordinated Debentures relating to that Trust will be treated as indebtedness of the Corporation for United States federal income tax purposes.


                         BOOK-ENTRY ISSUANCE

    The Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, as Depository, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITARY PROCEDURES

    DTC is a limited-purpose trust company created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through a Participant or an Indirect Participant. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC also has advised the Trusts and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the principal amount of the Global Capital Securities and (ii) ownership of interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

    Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

    Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

    Payments in respect of a Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving these payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trusts and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on the payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trusts or the Corporation. Neither the Corporation, the Trusts nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Corporation, the Trusts and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Interests in the Global Capital Securities trade in DTC's
Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

    DTC has advised the Trusts and the Corporation that it will vote and take any other action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the related Global Capital Securities are credited.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trusts and the Corporation believe to be reliable, but neither the Trusts nor the Corporation takes responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities it is under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Trusts, the Corporation nor the Property Trustee will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL
SECURITIES

    A Global Capital Security is exchangeable for Capital Securities in registered certificated form only if (i) DTC notifies the related Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security or has ceased to be a clearing agency registered under the Exchange Act and the Trust thereupon fails to appoint a successor depositary or (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon written request to the Property Trustee by or on behalf of DTC in accordance with customary procedures. Certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.


                      DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Trust of its Capital Securities. Bankers Trust Company, acting as the Guarantee Trustee under each Guarantee, will hold the Guarantee on behalf of the Trust for the benefit of the holders of that Trust's Capital Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee of each Trust has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means a Trust's Capital Securities to which a Guarantee relates.

GENERAL

    The Corporation will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in each Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust that issued the Capital Securities may have or assert, other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of its Capital Securities in liquidation of the Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay the amounts to those holders.

    The Guarantee will be an irrevocable, subordinated guarantee of the related Trust's payment and other obligations under its Capital Securities, but will apply only to the extent that the Trust has sufficient funds available to make those payments.

    If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by a Trust, the Trust will not be able to pay Distributions on the related Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all general liabilities of the Corporation, except those made PARI PASSU or subordinate by their express terms. See " Status of the Guarantees."

    The Corporation has, through the related Guarantee, the related Declaration, the Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of each Trust's obligations under its Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each Trust's obligations under its Capital Securities. See "Relationship Among the Capital
Securities, the Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Indebtedness of the Corporation in the same manner as Junior Subordinated Debentures.

    Each Guarantee will rank PARI PASSU with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (I.E., if the Guarantee Trustee fails to enforce a Guarantee, the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under that Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the related Trust or upon distribution of the Corresponding Junior Subordinated Debentures to the holders of the related Capital Securities in exchange for all of those Capital Securities.

    Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under each Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants with respect to each Guarantee should look only to the assets of the Corporation for payments under the Guarantee. See "Old Kent Financial Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees will not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation has entered into or may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Capital Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the related Capital Securities (in which case no vote will be required), a Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding Capital Securities. The manner of obtaining the approval is set forth under "Description of Capital Securities Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in each Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Corporation and will inure to the benefit of the registered holders of the related Capital Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under a Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce a Guarantee, any holder of the related Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the related Trust, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under each Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only those duties that are specifically set forth in each Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    For information concerning the relationships between Bankers
Trust Company, the Guarantee Trustee, and the Corporation, see
"Description of Junior Subordinated Debentures Information concerning the Indenture Trustee."

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate and be of no further force and effect (i) upon full payment of the redemption price of all of the related Capital Securities, (ii) upon full payment of the amounts payable upon liquidation of the related Trust or (iii) upon distribution of the Corresponding Junior Subordinated Debentures to the holders of the related Capital Securities in exchange for all of those Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Capital Securities must restore payment of any sums paid under those Capital Securities or the Guarantee.

GOVERNING LAW

    The Guarantees will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.


              RELATIONSHIP AMONG THE CAPITAL SECURITIES,
        THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trusts have funds available for the payment of the Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, the related Trust will not pay Distributions or other amounts due on the related Capital Securities. No Guarantee will cover payment of Distributions when the related Trust does not have sufficient funds to pay Distributions with respect to that Trust's Capital Securities. In that event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation under the Indenture to enforce payment of Distributions to that holder after the respective due dates. Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Declaration and the related Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each Trust's obligations under its Capital Securities. The obligations of the Corporation under the Guarantees and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Corporation.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, these payments will be sufficient to cover Distributions and other payments due on the related Capital Securities, primarily because
(i) the aggregate principal amount of the Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the related Capital Securities and the related Common Securities; (ii) the interest rate and interest and other payment dates on the Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution Date and other payment dates for the related Capital Securities; (iii) the Corporation will pay for all and any costs, expenses and liabilities of each Trust except each Trust's obligations under its Capital Securities; and (iv) each Declaration will provide that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

    A holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust or any other person or entity.

    A default or event of default under any Indebtedness of the Corporation will not constitute a default or Indenture Event of Default. However, in the event of payment defaults under, or acceleration of, Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until the Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Indenture Event of Default.

LIMITED PURPOSE OF TRUSTS

    Each Trust's Capital Securities evidence a beneficial ownership interest in the assets of that Trust, and each Trust exists for the sole purpose of issuing Trust Securities and investing the proceeds thereof in the Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and the rights of a holder of Corresponding Junior Subordinated Debentures is that a holder of Corresponding Junior Subordinated Debentures is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the related Trust (or from the Corporation under the related Guarantee) if and to the extent the Trust has funds available for the payment of the Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of a Trust involving the liquidation of Corresponding Junior Subordinated Debentures, the holders of the related Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and interest before any shareholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under each Guarantee and will agree to pay for all costs, expenses and liabilities of each Trust (other than each Trust's obligations to the holders of its Capital Securities), the positions of a holder of Capital Securities and a holder of Corresponding Junior Subordinated Debentures relative to other creditors and to shareholders of the Corporation in the event of liquidation or bankruptcy of the Corporation would be substantially the same.


                         PLAN OF DISTRIBUTION

    The Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation may sell Junior Subordinated Debentures to one or more Trusts, and such Trust may sell its Capital Securities, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Capital Securities in respect of which this Prospectus is delivered, the amount or number of Capital Securities to be purchased by any underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

    Underwriters may offer Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Capital Securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by the Corporation and/or the applicable Trust to underwriters in connection with the offering of Capital Securities, and any discounts, concessions or commissions allowed by the underwriters to participating dealers, will be described in the applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures and Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures and Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

    In connection with the offering of the Capital Securities of any Trust, the Trust may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable Prospectus Supplement. If the Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable Prospectus Supplement.

    Underwriters and dealers may engage in transactions with, or perform services for, the Corporation, the applicable Trust and/or any of their affiliates in the ordinary course of business.

    The Capital Securities will be, when first sold to the public, new issues of securities and will have no established trading market. Any underwriters to whom Capital Securities are sold for public offering and sale may make a market in the Capital Securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Capital Securities may or may not be listed on a national securities exchange or The NASDAQ Stock Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Capital Securities.

    In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Capital Securities at a level above that which might otherwise prevail in the open market. Such transactions may be effected in the over the counter market or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

                     BENEFIT PLAN CONSIDERATIONS

    Before authorizing an investment in any series of Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Plan"), should consider, among other matters, (i) ERISA's fiduciary standards (including its prudence and diversification requirements), (ii) whether the fiduciaries have authority to make an investment in Capital Securities under the applicable Plan investment policies and governing instruments, and
(iii) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

    Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for these persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. sec. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

    Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities of the Trust that are held by Benefit Plan Investors will be less than 25% of the total value of the securities of the Trust, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly by the Corporation.

    It is possible that Capital Securities received as the result of the Offer may qualify as "publicly offered securities" under the Plan Assets Regulation if, in addition to being offered pursuant to any effective registration statement, they are subsequently registered under the Exchange Act, are "widely held" and are "freely transferable" at the time of the Offer. Under the Plan Assets Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer thereof and each other. Although it is possible that at the time of the Offer the "widely held" requirement will be satisfied, no assurances can be given that will be true. If the Capital Securities are "publicly offered securities" at the time of the Offer, the assets of the Trust would not be assets of the Plans holding Capital Securities as of such time.

    There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the Capital Securities and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Trustees, the Corporation and/or other persons, in providing services with respect to the Junior Subordinated Debentures, may be considered fiduciaries to the Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

    The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

    Because of ERISA's prohibitions and those of Section 4975 of the Code, Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person having "plan assets" of any Plan, unless the purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 91-38, 95-60, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 91-38, 95-60, 90-1 or 84-14, the Corporation and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of the exemption for the purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein that is a Plan or a Plan Asset Entity and is purchasing the securities on behalf of or with "plan assets" is deemed to have represented by its purchase and holding thereof that (i) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 91-38, 95-60, 90-1, or 84-14 or another applicable exemption, (ii) the Corporation is not a "Fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder with respect to the person's interest in the Capital Securities or the Junior Subordinated Debentures and (iii) in purchasing the Capital Securities, the person approves the purchase and holding of the Junior Subordinated Debentures and the appointment and retention of the Property Trustee.

    Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire
Capital Securities should consult with their own counsel.

    Governmental plans and certain church plans are not subject to ERISA, and also are not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in Capital Securities, and the considerations discussed above, to the extent applicable.

                            LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters with respect to the Junior Subordinated Debentures and the Guarantees will be passed upon for the Corporation by Warner Norcross & Judd llp, counsel to the Corporation, and certain legal matters with respect to the Capital Securities will be passed upon for the Trusts and the Corporation by Richards, Layton & Finger, special Delaware counsel to the Trusts and the Corporation. Certain United States federal income tax considerations will be passed upon for the Corporation and the Trusts by Warner Norcross & Judd llp, as tax counsel to the Corporation and the Trusts.


                               EXPERTS

    The consolidated financial statements of Old Kent incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                        AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. To obtain reports, proxy statements and other information filed with the Commission by issuers, such as the Corporation, who file electronically, you can access the Commission's Internet site at http://www.sec.gov.

    The Corporation and the Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statement of any Trust has been included herein. The Corporation and the Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Related Trust Securities. See "The Trusts," "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Trusts will be filing reports under the Exchange Act with the Commission.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1.   Annual Report on Form 10-K for the year ended
         December 31, 1997.

    2.   Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1998.

    3. Current Reports on Form 8-K dated January 27, 1998, March 4, 1998, April 22, 1998, and June 15, 1998.

    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of the document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Corporation will provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of that person, a copy of any or all of the information incorporated by reference in the Prospectus but not delivered with the Prospectus (other than exhibits not specifically incorporated by reference into the texts of the documents). Requests for these documents should be directed to Old Kent Financial Corporation, One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503, Attention: Secretary, telephone number (616) 771-5272.

                               PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown (other than the Securities and Exchange Commission registration fee) are estimates subject to future contingencies:

    Securities and Exchange Commission registration fee. . . .         $ 59,000
    Blue sky fees and expenses . . . . . . . . . . . . . . . .            5,000
    Printing and engraving expenses. . . . . . . . . . . . . .           25,000
    Legal fees and expenses. . . . . . . . . . . . . . . . . .          100,000
    Accounting fees and expenses . . . . . . . . . . . . . . .           10,000
    Trustee fees and expenses. . . . . . . . . . . . . . . . .           10,000
    Rating Agency fees and expenses  . . . . . . . . . . . . .           70,000
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .           11,000
                                                                       ________
         Total . . . . . . . . . . . . . . . . . . . . . . . .         $290,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

    Old Kent Financial Corporation ("Old Kent") is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the MBCA. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by Old Kent's Board of Directors.

    The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable
                                      -59-
cause to believe their conduct was unlawful) against: (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of Old Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

         The MBCA generally requires that the indemnification provided for in (a) and (b) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conducts, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA, or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

    In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

    Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under Old Kent's Restated Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

    The MBCA permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.

    Old Kent has entered into indemnity agreements with each of its directors. The agreements provide that Old Kent will indemnify the director, subject to certain limitations, for expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of Old Kent (such as a shareholder derivative suit), brought by reason of the fact that the indemnitee was serving as a director, officer, employee, agent or fiduciary of Old Kent or by reason of any action taken by the indemnitee while serving as a director, officer, employee, agent, or fiduciary of Old Kent, or by reason of the fact that the indemnitee was serving at the request of Old Kent in a similar capacity with another entity, if such expenses and costs may be indemnified under the MBCA. In accordance with Old Kent's Restated Articles of Incorporation and Bylaws, the agreements are designed to provide the maximum protection allowed under federal and Michigan law. Indemnification is dependent upon the director meeting the applicable standards of conduct set forth in the indemnity agreements.

ITEM 16. EXHIBITS.

1(a)      --Form of Underwriting Agreement -- Capital Securities.
1(b)      --Form of Purchase Agreement -- Common Securities.

1(c)      --Form of Purchase Agreement -- Junior Subordinated Deferrable
            Interest Debentures.
3(a)      --Restated Articles of Incorporation of Old Kent Financial
            Corporation. Previously filed as Exhibit 3.1 to Old Kent Financial Corporation's Form S-4 (No. 333-56209) filed
            June 4, 1998.
3(b)      --Bylaws of Old Kent Financial Corporation.  Previously
            filed as Exhibit 3(b) to Old Kent Financial Corporation's
            Form 10-Q Quarterly Report filed for the fiscal quarter
            ended June 30, 1997.  Here incorporated by reference.
4(a)(i)   --Certificate of Trust of Old Kent Capital Trust II.
4(a)(ii)  --Certificate of Trust of Old Kent Capital Trust III.
4(a)(iii) --Certificate of Trust of Old Kent Capital Trust IV.
4(b)(i)   --Declaration of Trust of Old Kent Capital Trust II.
4(b)(ii)  --Declaration of Trust of Old Kent Capital Trust III.
4(b)(iii) --Declaration of Trust of Old Kent Capital Trust IV.
4(b)(iv)  --Form of Amended and Restated Declaration of Trust of
            Old Kent Capital Trust II, Old Kent Capital Trust III
            and Old Kent Capital Trust IV.
4(c)      --Form of Indenture.
4(d)      --Form of First Supplemental Indenture
4(e)      --Form of Capital Security (included in Exhibit 4(b)(iv)).
4(f)      --Form of Junior Subordinated Deferrable Interest Debenture
            (included in Exhibit 4(c) and Exhibit 4(d)).
4(g)      --Form of Guarantee.
5(a)      --Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Capital Securities.
5(b)      --Opinion of Warner Norcross & Judd llp as to the legality of the Junior Subordinated Deferrable Interest Debentures
            and the Guarantees.
8         --Opinion of Warner Norcross & Judd llp as to certain U.S.
            federal income tax matters.
12        --Statement of the ratio of earnings to fixed charges.
23(a)     --Consent of Arthur Andersen llp
23(b)     --Consent of Richards, Layton & Finger, special Delaware counsel
            (included in Exhibit 5(a)).
23(c)     --Consent of Warner Norcross & Judd llp (included in
            Exhibit 5(b) and Exhibit 8).
24(a)     --Powers of Attorney for Old Kent Financial Corporation.
24(b)     --Powers of Attorney for Old Kent Financial Corporation,
            as sponsor, to sign the Registration Statement on
            behalf of Old Kent Capital Trust II,  Old Kent Capital
            Trust III and Old Kent Capital Trust IV (included in
            Exhibits 4(b)(i), 4(b)(ii) and 4(b)(iii)).
25        --Form T-1 Statement of Eligibility and Qualification of
            Bankers Trust Company, as Trustee under the Indenture,
            the Guarantees and the Amended and Restated Declarations
            of Trust of Old Kent Capital Trust II, Old Kent Capital
            Trust III and Old Kent Capital Trust IV.
99        --Form of Prospectus Supplement.
                                      -62-

ITEM 17.  UNDERTAKINGS.

 a. The undersigned registrants hereby undertake:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation or Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 b. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

 d. The undersigned registrants hereby undertake that;

 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 17, 1998.

                        OLD KENT FINANCIAL CORPORATION


                        By: /S/MARY E. TUUK
                            Mary E. Tuuk
                            Senior Vice President and Secretary


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant on July 17, 1998 in the capacities indicated.

        SIGNATURE                          CAPACITY



/S/ DAVID J. WAGNER*                       Chairman of the Board,
David J. Wagner                            President, Chief
                                           Executive Officer and
                                           Director (Principal
                                           Executive Officer)

/S/ KEVIN T. KABAT*                        Vice Chairman of the
Kevin T. Kabat                              Board and Director


/S/ ROBERT H. WARRINGTON*                  Vice Chairman of the
Robert H. Warrington                       Board, Chief Financial Officer
                                           and Director (Principal Accounting
                                           and Financial Officer)

/S/ RICHARD L. ANTONINI*                   Director
Richard L. Antonini


/S/ JOHN D. BOYLES*                        Director
John D. Boyles

/S/ WILLIAM P. CRAWFORD*                   Director
William P. Crawford


/S/ RICHARD M. DEVOS, JR.*                 Director
Richard M. DeVos, Jr.


/S/ WILLIAM G. GONZALEZ*                   Director
William G. Gonzalez


/S/ JAMES P. HACKETT*                      Director
James P. Hackett


/S/ ERINA HANKA*                           Director
Erina Hanka


/S/ EARL D. HOLTON*                        Director
Earl D. Holton


/S/ MICHAEL J. JANDERNOA*                  Director
Michael J. Jandernoa


/S/ FRED P. KELLER*                        Director
Fred P. Keller


/S/ JOHN P. KELLER*                        Director
John P. Keller


/S/ HENDRIK G. MEIJER*                     Director
Hendrik G. Meijer


/S/ PERCY A. PIERRE*                       Director
Percy A. Pierre


/S/ MARILYN J. SCHLACK*                    Director
Marilyn J. Schlack


/S/ PETER F. SECCHIA*                      Director
Peter F. Secchia
                                      -66-

/S/ MARGARET SELLERS WALKER*              Director
Margaret Sellers Walker


*By /S/MARY E. TUUK
    Mary E. Tuuk
    ATTORNEY-IN-FACT

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 17, 1998.


                                 OLD KENT CAPITAL TRUST II

                                 By:  Old Kent Financial Corporation,
                                       Sponsor

                                 By: /S/MARY E. TUUK
                                     Mary E. Tuuk
                                     Senior Vice President and Secretary


                                OLD KENT CAPITAL TRUST III

                                By:  Old Kent Financial Corporation,
                                      Sponsor


                                By: /S/MARY E. TUUK
                                    Mary E. Tuuk
                                    Senior Vice President and Secretary


                                OLD KENT CAPITAL TRUST IV

                                By:  Old Kent Financial Corporation,
                                      Sponsor


                                By: /S/MARY E. TUUK
                                    Mary E. Tuuk
                                    Senior Vice President and Secretary

EXHIBITS.

1(a)      --Form of Underwriting Agreement -- Capital Securities.
1(b)      --Form of Purchase Agreement -- Common Securities.
1(c)      --Form of Purchase Agreement -- Junior Subordinated Deferrable
            Interest Debentures.
3(a)      --Restated Articles of Incorporation of Old Kent Financial
            Corporation. Previously filed as Exhibit 3.1 to Old Kent Financial Corporation's Form S-4 (No. 333-56209) filed
            June 4, 1998.
3(b)      --Bylaws of Old Kent Financial Corporation.  Previously
            filed as Exhibit 3(b) to Old Kent Financial Corporation's
            Form 10-Q Quarterly Report filed for the fiscal quarter
            ended June 30, 1997.  Here incorporated by reference.
4(a)(i)   --Certificate of Trust of Old Kent Capital Trust II.
4(a)(ii)  --Certificate of Trust of Old Kent Capital Trust III.
4(a)(iii) --Certificate of Trust of Old Kent Capital Trust IV.
4(b)(i)   --Declaration of Trust of Old Kent Capital Trust II.
4(b)(ii)  --Declaration of Trust of Old Kent Capital Trust III.
4(b)(iii) --Declaration of Trust of Old Kent Capital Trust IV.
4(b)(iv)  --Form of Amended and Restated Declaration of Trust of
            Old Kent Capital Trust II, Old Kent Capital Trust III
            and Old Kent Capital Trust IV.
4(c)      --Form of Indenture.
4(d)      --Form of First Supplemental Indenture.
4(e)      --Form of Capital Security (included in Exhibit 4(b)(iv)).
4(f)      --Form of Junior Subordinated Deferrable Interest Debenture
            (included in Exhibit 4(c) and Exhibit 4(d)).
4(g)      --Form of Guarantee.
5(a)      --Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Capital Securities.
5(b)      --Opinion of Warner Norcross & Judd llp as to the legality of the Junior Subordinated Deferrable Interest Debentures
            and the Guarantees.
8         --Opinion of Warner Norcross & Judd llp as to certain U.S.
            federal income tax matters.
12        --Statement of the ratio of earnings to fixed charges.
23(a)     --Consent of Arthur Andersen llp
23(b)     --Consent of Richards, Layton & Finger, special Delaware counsel
            (included in Exhibit 5(a)).
23(c)     --Consent of Warner Norcross & Judd llp (included in
            Exhibit 5(b) and Exhibit 8).
24(a)     --Powers of Attorney for Old Kent Financial Corporation.
24(b)     --Powers of Attorney for Old Kent Financial Corporation,
            as sponsor, to sign the Registration Statement on behalf of Old Kent Capital Trust II, Old Kent Capital
            Trust III and Old Kent Capital Trust IV (included in
            Exhibits 4(b)(i), 4(b)(ii) and 4(b)(iii)).

25        --Form T-1 Statement of Eligibility and Qualification of
            Bankers Trust Company, as Trustee under the Indenture, the Guarantees and the Amended and Restated Declarations of Trust of Old Kent Capital Trust II, Old Kent Capital Trust III and Old Kent Capital Trust VI.
99        --Form of Prospectus Supplement.